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                                                                     EXHIBIT 3.3


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                OTC AMERICA, INC.


         Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is OTC America, Inc.

         SECOND: The following amendment to the Articles of Incorporation was adopted on June 16, 2000, as prescribed by the Colorado Business Corporation Act, by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

         THIRD: ARTICLE I of the Articles of Incorporation is hereby amended and restated in its entirety as follows:

                                    ARTICLE I

                                      NAME

         The name of the corporation shall be e.NVIZION COMMUNICATIONS GROUP
LTD.

         FOURTH: Upon acceptance and filing of these Articles of Amendment by the Colorado Secretary of State, such amendment shall become effective.

IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these articles of amendment on this 16th day of June, 2000.


                                            OTC America, Inc.


                                            By:  /s/ Randy L. Phillips
                                               -------------------------------
                                                 Randy L. Phillips, President